Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2005 RESULTS

-First Quarter 2005 Pro Forma Net Revenue and Pro Forma EBITDA as Adjusted

Increase 11% and 40% Respectively, Exceeding High End of Guidance-

SANTA MONICA, CALIFORNIA, May 3, 2005 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2005.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 7. Unaudited financial highlights are as follows:

	Three Months Ended March 31,		% Change
	2005	2004
Net revenue	$57,155	$52,048	10%
Operating expenses (1)	39,973	38,660	3%
Broadcast cash flow (2)	17,182	13,388	28%
EBITDA as adjusted (2)	13,035	9,375	39%

Free cash flow (3)	$1,774	$(262)	NM
Free cash flow per share, basic and diluted	$0.01	$0.00	NM

Net loss	$(4,485)	$(5,225)	(14)%
Net loss per share applicable to common stockholders:
Basic and diluted	$(0.04)	$(0.09)	(56)%
Weighted average common shares outstanding, basic and diluted	124,208,936	87,140,507

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and gain on sale of assets.

(2)	Broadcast cash flow means operating income (loss) before corporate expenses, gain (loss) on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company makes bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by weighted average common shares outstanding.

Commenting on the Company’s results, Walter Ulloa, Chairman and Chief Executive Officer, said, “Our first quarter operating results highlight solid fundamentals across all three of our business segments, with our radio and television properties significantly out-performing their industries. Our top line growth is

Entravision Communications

being fueled by our success in capitalizing on our market leading stations and strong ratings to garner a larger share of Hispanic advertising dollars. As we expand our revenues, we remain focused on controlling our expenses and improving operating leverage as we seek to maximize the cash flows generated by our diverse asset base. Our operating momentum coupled with our presence in the most populated and highest density Hispanic markets positions us for continued growth as the year unfolds.”

Financial Results

Three Months Ended March 31, 2005 Compared to

Three Months Ended March 31, 2004

(Unaudited)

	Three Months Ended March 31,
	2005	2004	% Change
Net revenue	$57,155	$52,048	10%
Operating expenses (1)	39,973	38,660	3%

Broadcast cash flow (1)	17,182	13,388	28%
Corporate expenses	4,147	4,013	3%

EBITDA as adjusted (1)	13,035	9,375	39%
Gain on sale of assets	—	(1,004)	NM
Non-cash stock-based compensation	292	(40)	NM
Depreciation and amortization	11,431	10,787	6%

Operating income (loss)	1,312	(368)	NM
Interest expense, net	(8,033)	(6,782)	18%

Loss before income taxes	(6,721)	(7,150)	(6)%
Income tax benefit	2,362	2,036	16%

Loss before equity in net loss of nonconsolidated affiliates	(4,359)	(5,114)	(15)%
Equity in net loss of nonconsolidated affiliates	(126)	(111)	14%

Net loss	$(4,485)	$(5,225)	(14)%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Net revenue increased to $57.2 million for the three-month period ended March 31, 2005 from $52.0 million for the three-month period ended March 31, 2004, an increase of $5.2 million. Excluding the net revenue contributed during the first quarter of 2004 by the radio stations in Chicago and Fresno that we sold in the first half of 2004, net revenue would have increased by $5.6 million during the three-month period ended March 31, 2005. The overall increase came mainly from our television and radio segments, which together accounted for an increase of $4.7 million. The increase from these segments was primarily attributable to increased advertising sold (referred to as “inventory” in our industry). The increase in net revenue also came from an increase in net revenue from our outdoor segment, which accounted for $0.5 million of the overall increase.

Company operating expenses increased to $40.0 million for the three-month period ended March 31, 2005 from $38.7 million for the three-month period ended March 31, 2004, an increase of $1.3 million. Excluding the operating expenses incurred during the first quarter of 2004 by the radio stations in Chicago and Fresno that we sold in the first half of 2004, operating expenses would have increased $1.7 million. The overall increase came from our television and radio segments, which together accounted for the entire $1.3 million increase. The increase from these segments was primarily attributable to an increase in commissions and national representation fees associated with the increase in net revenue, an increase in salaries, an increase in lease expense and an increase in news production costs due to the expansion of our newscast operations, partially offset by our Chicago and Fresno stations that we sold.

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Broadcast cash flow increased to $17.2 million for the three-month period ended March 31, 2005 from $13.4 million for the three-month period ended March 31, 2004, an increase of $3.8 million, or 28%.

Corporate expenses increased to $4.1 million for the three-month period ended March 31, 2005 from $4.0 million for the three-month period ended March 31, 2004, an increase of $0.1 million. The increase was mainly attributable to higher expenses associated with our compliance with the Sarbanes-Oxley Act of 2002 and higher wages, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $13.0 million for the three-month period ended March 31, 2005 from $9.4 million for the three-month period ended March 31, 2004, an increase of $3.6 million, or 39%.

Pro Forma Segment Results

With the sale of the Company’s radio assets in Fresno, California in the first quarter of 2004 and Chicago, Illinois in the second quarter of 2004, the Company no longer has any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from those markets in both of the periods presented so that the comparisons between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. A table reconciling each pro forma financial measure to its most directly comparable GAAP financial measure is included beginning on page 7.

Entravision Communications

The following is the Company’s selected unaudited pro forma segment information for the first quarter of 2005 and 2004:

	Three Months Ended March 31,
	2005	2004	% Change
Net Revenue
Television	$30,760	$27,578	12%
Radio	19,774	17,831	11%
Outdoor	6,621	6,151	8%

Total	$57,155	$51,560	11%

Operating Expenses (1)
Television	$19,084	$18,156	5%
Radio	14,104	13,314	6%
Outdoor	6,785	6,756	0%

Total	$39,973	$38,226	5%

Broadcast Cash Flow (1)
Television	$11,676	$9,422	24%
Radio	5,670	4,517	26%
Outdoor	(164)	(605)	73%

Total	$17,182	$13,334	29%

EBITDA as adjusted (1)
Corporate expenses	4,147	4,013	3%

Total	$13,035	$9,321	40%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended March 31,
	2005	2004	% Change
Net Revenue
Television	$30,760	$27,578	12%
Radio	19,774	18,319	8%
Outdoor	6,621	6,151	8%

Total	$57,155	$52,048	10%

Operating Expenses (1)
Television	$19,084	$18,156	5%
Radio	14,104	13,748	3%
Outdoor	6,785	6,756	0%

Total	$39,973	$38,660	3%

Broadcast Cash Flow (1)
Television	$11,676	$9,422	24%
Radio	5,670	4,571	24%
Outdoor	(164)	(605)	73%

Total	$17,182	$13,388	28%

EBITDA as adjusted (1)
Corporate expenses	4,147	4,013	3%

Total	$13,035	$9,375	39%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

Guidance

As discussed above, with the sale of the Company’s radio assets in Chicago, Illinois in the second quarter of 2004, the Company no longer has any remaining broadcasting operations in that market. As a result, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from that market for the prior period so that the comparison between the periods will be meaningful. The amounts excluded below from net revenue and operating expenses for the second quarter of 2004 were $140,000 and $174,000, respectively.

The following is the Company’s pro forma guidance for the second quarter of 2005. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward looking (unaudited; in thousands):

	Q2 2005	Q2 2004 pro forma		% Change
Net Revenue:
Television	$38,225 – $38,500	$36,046		6% – 7%
Radio	26,475 – 26,800	24,571		8% – 9%
Outdoor	8,900 – 9,000	8,188		9% – 10%

Total net revenue	73,600 – 74,300	68,805		7% – 8%

Operating expenses	43,000 – 43,200	39,894	(1)	8%

Corporate expenses	4,150 – 4,200	4,120		1% – 2%

(1)	Includes a one-time recovery of $961 thousand of operating expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision.

Entravision Communications Corporation will hold a conference call to discuss its 2005 first quarter results on May 3, 2005 at 5 p.m. Eastern Daylight Time. To access the conference call, please dial 212-341-7090 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest centrally programmed Spanish-language radio networks, which serves 21 markets via 54 owned and operated radio stations. The company’s outdoor operations consist of approximately 10,900 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Net revenue (including related parties of $150 and $262)	$57,155	$52,048

Expenses:
Direct operating expenses (including related parties of $2,355 and $2,260)	27,305	26,002
Selling, general and administrative expenses	12,668	12,658
Corporate expenses	4,147	4,013
Gain on sale of assets	—	(1,004)
Non-cash stock-based compensation	292	(40)
Depreciation and amortization	11,431	10,787

	55,843	52,416

Operating income (loss)	1,312	(368)

Interest expense	(8,181)	(6,872)
Interest income	148	90

Loss before income taxes	(6,721)	(7,150)

Income tax benefit	2,362	2,036

Loss before equity in net loss of nonconsolidated affiliates	(4,359)	(5,114)

Equity in net loss of nonconsolidated affiliates	(126)	(111)

Net loss	(4,485)	(5,225)
Accretion of preferred stock redemption value	—	(3,031)

Net loss applicable to common stock	$(4,485)	$(8,256)

Net loss per share applicable to common stock, basic and diluted	$(0.04)	$(0.09)

Weighted average common shares outstanding, basic and diluted	124,208,936	87,140,507

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income

(Unaudited; in thousands)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income. A reconciliation of these non-GAAP measures to net income for each of the periods presented is as follows:

	Three Months Ended March 31,
	2005	2004
Broadcast cash flow (1)	$17,182	$13,388
Corporate expenses	4,147	4,013

EBITDA as adjusted (1)	13,035	9,375
Gain from sale of assets	—	(1,004)
Non-cash stock-based compensation	292	(40)
Depreciation and amortization	11,431	10,787

Operating income (loss)	1,312	(368)

Interest expense	(8,181)	(6,872)
Interest income	148	90

Loss before income taxes	(6,721)	(7,150)
Income tax benefit	2,362	2,036

Loss before equity in net loss of nonconsolidated affiliates	(4,359)	(5,114)

Equity in net loss of nonconsolidated affiliates	(126)	(111)

Net loss	$(4,485)	$(5,225)

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

	Three Months Ended March 31,
	2005	2004
EBITDA as adjusted (1)	$13,035	$9,375
Net interest expense (1)	7,435	5,966
Cash paid for income taxes	490	275
Capital expenditures (2)	3,336	3,396

Free cash flow (1)	1,774	(262)

Capital expenditures (2)	3,336	3,396
Non-cash interest expense relating to amortization of debt finance costs	(598)	(816)
Non-cash income tax benefit	2,852	2,311
Gain on sale of assets	—	1,004
Non-cash stock-based compensation	(292)	40
Depreciation and amortization	(11,431)	(10,787)

Loss before equity in net loss of nonconsolidated affiliates	(4,359)	(5,114)

Equity in net loss of nonconsolidated affiliates	(126)	(111)

Net loss	$(4,485)	$(5,225)

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Measures to GAAP Measures

(Unaudited, in thousands)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses, radio broadcast cash flow, total broadcast cash flow and EBITDA as adjusted – to its respective GAAP financial measure. The reconciliation of each of broadcast cash flow and EBITDA as adjusted to net income is set forth above.

	Three Months Ended March 31,
	2005	2004
Radio net revenue	$19,774	$18,319
Less Fresno and Chicago markets	—	(488)

Pro forma radio net revenue	$19,774	$17,831

Total net revenue	$57,155	$52,048
Less Fresno and Chicago markets	—	(488)

Pro forma total net revenue	$57,155	$51,560

Radio operating expenses (1)	$14,104	$13,748

Less Fresno and Chicago markets	—	(434)

Pro forma radio operating expenses (1)	$14,104	$13,314

Total operating expenses (1)	$39,973	$38,660
Less Fresno and Chicago markets	—	(434)

Pro forma total operating expenses (1)	$39,973	$38,226

Radio broadcast cash flow (1)	$5,670	$4,571
Less Fresno and Chicago markets	—	(54)

Pro forma radio broadcast cash flow (1)	$5,670	$4,517

Total broadcast cash flow (1)	$17,182	$13,388
Less Fresno and Chicago markets	—	(54)

Pro forma total broadcast cash flow (1)	$17,182	$13,334

EBITDA as adjusted (1)	$13,035	$9,375
Less Fresno and Chicago markets	—	(54)

Pro forma EBITDA as adjusted (1)	$13,035	$9,321

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.